NINTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT
THIS NINTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (this "Amendment") is entered into as of September 29, 2022 by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation ("Borrower"), and PINNACLE BANK, a Tennessee banking corporation (the "Lender").
RECITALS:
Borrower and the Lender entered into that certain Revolving Credit Loan Agreement dated as of July 31, 2017, as amended by that certain First Amendment to Revolving Credit Loan Agreement dated August 14, 2018, as amended by that certain First Amendment to Revolving Credit Note and Second Amendment to Revolving Credit Loan Agreement dated October 17, 2018, as amended by that certain Second Amendment to Revolving Credit Note and Third Amendment to Revolving Credit Loan Agreement dated May 10, 2019, as amended by that certain Third Amendment to Revolving Credit Note and Fourth Amendment to Revolving Credit Loan Agreement dated October 7, 2020, as amended by that certain Fourth Amendment to Revolving Credit Note and Fifth Amendment to Revolving Credit Loan Agreement dated as of October 28, 202 1, as amended by that certain Fifth Amendment to Revolving Credit Note and Sixth Amendment to Revolving Credit Loan Agreement dated as of December 31, 2021, as amended by that certain Seventh Amendment to Revolving Credit Loan Agreement dated as of March 31, 2022, and as amended by that certain Eighth Amendment to Revolving Credit Loan Agreement dated as of June 30, 2022 (the "Loan Agreement"). Capitalized terms not otherwise defined therein have the same meaning as set forth in the Loan Agreement.
    B.    Borrower and the Lender desire to amend the Loan Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.The definition of "Funded Debt Ratio" set forth in Section 9.1 of the Loan Agreement is hereby amended and restated as follows:
"Funded Debt Ratio" means the ratio of (i) Funded Debt less the amount of Unrestricted Cash in excess of $8,500,000, to (ii) EBITDA, as determined at the end of each fiscal quarter on a rolling four (4) quarter basis.
2.The following is hereby added as a new definition to Section 9.1 of the Loan Agreement:
"Unrestricted Cash" means, on any date of determination, the aggregate amount of all cash of the Borrower and its Subsidiaries held with Lender, not subject to any Lien or restriction (except for Liens or restrictions in favor of, or imposed by, Lender).
3.As a condition precedent to the effectiveness of this Amendment, Borrower shall pay to Lender all fees and expenses incurred by Lender in connection herewith, including without limitation a $2,000 amendment fee and reasonable legal fees.
4.The Loan Agreement is not amended in any other respect.
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5.Borrower reaffirms the terms and provisions of the Loan Documents and agrees that such are valid and binding, enforceable in accordance with their terms and provisions, and subject to no defense, counterclaim, or objection.
[signatures commence on following page]

ENTERED INTO as of the date first written above.
BORROWER:
CUMBERLAND PHARMACEUTICALS INC.
By:
LENDER: PINNACLE BANK
By:
Mark D. Mattson, Senior Vice President
[Signature Page to Ninth Amendment to Revolving Credit Loan Agreement]